UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 2, 2012

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas		76116
(Address of principal executive offices)		(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 2, 2012, the Board of Directors of Approach Resources Inc., a Delaware corporation (the “Company”), approved the Company’s entry into amended and restated indemnity agreements (the “Indemnity Agreements”) with each of its directors and executive officers in the form attached as Exhibit 10.1. The new Indemnity Agreements will supersede and replace the indemnity agreements previously in effect between the Company and such directors and executive officers. The Company may from time to time enter into additional indemnity agreements with other of its future directors and officers using the same form of Indemnity Agreement.

The Indemnity Agreements generally provide that the Company will, to the fullest extent permitted by law, indemnify and hold harmless each indemnitee that, because the indemnitee is or was a director or officer of the Company, is or is threatened to be made a party to or a participant in any civil, criminal, administrative, arbitrative or investigative proceeding against all expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any such proceeding. The Indemnity Agreements provide the indemnitee with indemnification rights in connection with third-party proceedings and proceedings brought by or in the right of the Company. In addition, the Indemnity Agreements provide for the advancement of expenses incurred, or in the case of retainers, to be incurred, by the indemnitee in connection with any covered proceeding to the fullest extent permitted by law. The Indemnity Agreements also provide that if the indemnification rights are unavailable for any reason, the Company, in lieu of indemnifying or causing the indemnification of the indemnitee, will contribute to the amount the indemnitee has incurred, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement or for expenses reasonably incurred, in connection with such proceeding, in such proportion as is deemed fair and reasonable in light of all circumstances of that proceeding in order to reflect the relative benefits received or fault of the indemnitee and the Company, as applicable.

The rights provided by the Indemnity Agreements are in addition to any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under law, the Company’s Restated Certificate of Incorporation or Restated Bylaws, or otherwise.

The foregoing summary of the material terms of the Indemnity Agreements is qualified in its entirety by reference to the complete text of the form of such agreement, a copy of which is filed as an exhibit to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Amended and Restated Indemnity Agreement between Approach Resources Inc. and its directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.

By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Executive Vice President and General Counsel

Date: May 7, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Amended and Restated Indemnity Agreement between Approach Resources Inc. and its directors and officers.

4